Exhibit 99.1

GeneDx Reports First Quarter 2026 Financial Results and Updates Full-Year Outlook
•Reported first quarter 2026 revenue of $102.3 million with 27% year-over-year growth in exome and genome revenue
•Reported exome and genome volume growth of 34% year-over-year
•Reported adjusted gross margin(1) of 69% and adjusted net loss(1) of $8.2 million
•Updating full-year 2026 revenue guidance to $475 to $490 million with exome and genome volume growth of at least 30%
•Hosting conference call today at 4:30 p.m. ET

GAITHERSBURG, Md., May 4, 2026 — GeneDx Holdings Corp. (Nasdaq: WGS), the leader in rare disease diagnosis and improving health through the power of genomic data, today reported its financial results for the first quarter of 2026.
“GeneDx delivered 34% year-over-year volume growth in exome and genome testing in the first quarter – a clear signal that there’s sustained, strong demand for our services. While our revenue did not reflect the full potential of what this business is capable of, we are adjusting our outlook and are poised to deliver more than 30% volume growth, 70% gross margin, and profitability on an adjusted basis for the year,” said Katherine Stueland, CEO of GeneDx. “Leading a generational shift in medicine requires taking some big swings, learning quickly, and moving with urgency to serve this ever-growing patient population. With expectations reset, we’ve never been more confident about our ability to deliver profitable growth in service of patients and shareholders.”
First Quarter 2026 Financial Results (Unaudited)(1)
Revenue
•Revenue grew to $102.3 million, an increase of 17% year-over-year.
•Exome and genome test revenue grew to $90.6 million, an increase of 27% year-over-year.
Exome and genome volume
•Exome and genome test result volume grew to 27,488, an increase of 34% year-over-year.
Gross margin
•Adjusted gross margin remained flat at 69% in the first quarter of 2026.
◦GAAP gross margin was 67%.
Operating expenses
•Adjusted total operating expenses were $78.1 million, representing 76% of revenue.
◦Total GAAP operating expenses were $94.4 million.
Net (loss) income
•Adjusted net loss was $8.2 million compared to adjusted net income of $9.2 million in the first quarter of 2025.
◦GAAP net loss was $63.3 million.
Cash position
•Cash, cash equivalents, marketable securities and restricted cash was $171.7 million as of March 31, 2026.

(1)Adjusted gross margin, adjusted total operating expenses and adjusted net (loss) income are non-GAAP financial measures. See appendix for a reconciliation of GAAP to non-GAAP figures presented.

Updated 2026 Guidance
GeneDx has updated its 2026 guidance. Management now expects GeneDx to deliver:

Metric	Full Year 2026 Previous Guidance	Full Year 2026 Updated Guidance	Second Quarter of 2026 Guidance
Revenue	$540 to $555 million	$475 to $490 million	$110 to $112 million
Growth in exome and genome volume	33% to 35%	At least 30%	Approximately 30,000 tests
Growth in exome and genome revenue	33% to 35%	At least 20%	Approximately $100 million
Adjusted gross margin	At least 70%	Approximately 70%	Approximately 70%
Adjusted net income (loss)	Positive	Positive	Adj. net loss of approximately $5 million
First Quarter 2026 and Recent Business Highlights
Strategic Expansion and Market Leadership
•Announced the landmark SAVES-Kids study, a real-world data Health Economics and Outcomes Research (HEOR) analysis, showing an average healthcare cost savings of up to $80,000 for children with neurodevelopmental disorders in the 12 months following ExomeDx™ and GenomeDx™ testing, regardless of the test result.
•Launched a reflex product, enabling seamless reflexing to genome testing when exome testing is non-diagnostic.
•Partnered with CNBC to launch CNBC Cures, a collaborative, multi-platform initiative aimed at raising awareness for the rare disease community and improving outcomes for the ~30 million Americans affected by rare diseases.
•Launched a sponsored genetic testing program with Zevra Therapeutics to support patients with suspected Niemann-Pick Disease Type C.
•Expanded Medicaid coverage in Texas, Maine, and Arkansas, resulting in approximately 4.9 million Medicaid patients gaining access to exome testing.
Innovation & Clinical Leadership
•Added to the company’s more than 1,100 publications by showcasing 18 pieces of pioneering research at the American College of Medical Genetics and Genomics (ACMG) Annual Meeting. The research highlighted the scale and clinical impact of GeneDx Infinity™ – the largest and most comprehensive rare disease genomic dataset – and GeneDx’s leadership in bringing exome and genome testing to the standard of care by leveraging AI, world-class data and clinical expertise, and expert variant interpretation and classification.
•Published results from a benchmarking study in the American Journal of Human Genetics demonstrating HiFi long-read sequencing was successful in identifying difficult to detect variants using real-world clinical samples.
•Published new SeqFirst study data in the American Journal of Medical Genetics showing that implementing rapid genome sequencing (rWGS) as a first-tier test in pediatric and cardiac intensive care units significantly increases diagnostic rates and reduces time to diagnosis by 50%.
•Presented “Scaling Rare Disease Discovery with AI: From Genomic Data to Therapeutic Insights” at the Precision Medicine Worldwide Conference (PMWC), showcasing how GeneDx partners with biopharma to turn genomic data into actionable solutions – accelerating discovery, enabling clinical trials, and advancing the next era of precision medicine.
Webcast and Conference Call Details
GeneDx will host a conference call today, May 4, 2026, at 4:30 p.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the GeneDx investor relations website at https://ir.genedx.com/.
Non-GAAP Financial Measures
GeneDx believes non-GAAP measures are useful in evaluating its operating performance. GeneDx uses this supplemental information to evaluate its ongoing operations and for internal planning and forecasting purposes. GeneDx believes that non-GAAP financial information, when taken collectively with its GAAP financial information, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. We define non-GAAP financial measures as GAAP measures, excluding certain items such as stock-based compensation expense, depreciation and amortization, restructuring costs, changes in the fair value of financial liabilities, non-core lease costs, and other expenses that the Company believes are not indicative of its ongoing operations. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our future performance and our market opportunity, including our expectations for full year and second quarter 2026 revenue, exome and genome revenue and test volumes, adjusted gross margin and adjusted net income (loss). These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (iii) the size and growth of the market in which we operate, and (iv) recalibrate for building long-term, durable performance. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 23, 2026, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 4, 2026 and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.
About GeneDx
GeneDx’s (Nasdaq: WGS) mission is to empower everyone to live their healthiest life through genomics. GeneDx combines unmatched clinical expertise, advanced technology, and the power of GeneDx Infinity™ – the world’s largest rare disease genomic dataset. This unparalleled foundation powers GeneDx’s ExomeDx™ and GenomeDx™ tests – ranked #1 by expert geneticists and granted FDA Breakthrough Device designation – enabling clinicians to deliver precise, fast, and actionable diagnoses. GeneDx Infinity also fuels discovery for biopharma, with the most powerful AI-driven genomic intelligence. A genomics pioneer over the last 25 years, diagnosing more than 4,800 genetic diseases and publishing more than 1,100 research publications, GeneDx is building the network that will drive the future of genomic precision medicine. For more information, visit genedx.com and connect with us on LinkedIn, Facebook, and Instagram.

Investor Relations Contact:
Investors@GeneDx.com
Media Contact:
Press@GeneDx.com

Volume & Revenue

	1Q26	4Q25	3Q25	2Q25	1Q25
Volumes
Whole exome, whole genome	27,488	27,761	25,702	23,246	20,562
Hereditary cancer	108	346	1,511	2,677	2,725
Other panels	27,621	30,935	33,003	31,833	28,228
Total	55,217	59,042	60,216	57,756	51,515

Revenue ($ millions)
Whole exome, whole genome	$90.6	$104.0	$98.9	$86.0	$71.4
Hereditary cancer	0.1	0.2	1.2	1.8	2.2
Other panels	10.6	13.1	13.4	12.3	12.1
Data information	0.8	2.6	1.5	2.0	1.4
Software and interpretation services	0.2	1.1	1.7	0.6	—
Total	$102.3	$121.0	$116.7	$102.7	$87.1

Unaudited Select Financial Information (in thousands)

	Three months ended March 31, 2026			Three months ended March 31, 2025
	GeneDx	Other(1)	Total	GeneDx	Other(1)	Total
Revenue	$101,496	$758	$102,254	$87,115	$—	$87,115
Adjusted cost of services	31,613	588	32,201	27,396	—	27,396
Adjusted gross profit	$69,883	$170	$70,053	$59,719	$—	$59,719
Adjusted gross margin %	68.9%		68.5%	68.6%		68.6%
(1)For the three months ended March 31, 2026, Other represents revenues and cost of services from the Fabric Genomics operating segment. For the three months ended March 31, 2025, Other represents revenues and cost of services from the Legacy Sema4 diagnostic testing business.

	Three months ended March 31, 2026
	Reported	Depreciation and amortization	Stock-based compensation	Restructuring costs	Change in FV of financial liabilities	Extinguishment of debt	Other(2)	Adjusted
Diagnostic test revenue	$101,299	$—	$—	$—	$—	$—	$—	$101,299
Other revenue	955	—	—	—	—	—	—	955
Total revenue	102,254	—	—	—	—	—	—	102,254
Cost of services	34,043	(1,462)	(380)	—	—	—	—	32,201
Gross profit	68,211	1,462	380	—	—	—	—	70,053
Gross margin	66.7%							68.5%
Research and development	19,804	(224)	(1,406)	(224)	—	—	—	17,950
Selling, general and administrative	74,591	(5,123)	(7,210)	(215)	—	—	(1,916)	60,127
Impairment loss	31,287	—	—	—	—	—	(31,287)	—
Loss from operations	(57,471)	6,809	8,996	439	—	—	33,203	(8,024)

Interest expense, net	(717)	—	—	—	—	—	717	—
Other (expense) income, net	(4,231)	—	—	—	(2,540)	6,565	—	(206)
Income tax expense	(897)	—	—	—	—	—	897	—
Net loss	$(63,316)	$6,809	$8,996	$439	$(2,540)	$6,565	$34,817	$(8,230)

Basic and diluted loss per share(1)	$(2.16)							$(0.28)

	Three months ended March 31, 2025
	Reported	Depreciation and amortization	Stock-based compensation	Restructuring costs	Change in FV of financial liabilities	Other(2)	Adjusted
Diagnostic test revenue	$85,759	$—	$—	$—	$—		$85,759
Other revenue	1,356	—	—	—	—	—	1,356
Total revenue	87,115	—	—	—	—	—	87,115
Cost of services	28,639	(1,075)	(168)	—	—	—	27,396
Gross profit	58,476	1,075	168	—	—	—	59,719
Gross margin	67.1%						68.6%
Research and development	12,577	(372)	(419)	(28)	—	—	11,758
Selling, general and administrative	50,450	(4,231)	(3,396)	(530)	—	(3,265)	39,028
(Loss) income from operations	(4,551)	5,678	3,983	558	—	3,265	8,933

Interest expense, net	(640)	—	—	—	—	640	—
Other (expense) income, net	(891)	—	—	—	1,100	30	239
Income tax expense	(447)	—	—	—	—	447	—
Net (loss) income	$(6,529)	$5,678	$3,983	$558	$1,100	$4,382	$9,172

Basic (loss) earnings per share(1)	$(0.23)						$0.33
Diluted (loss) earnings per share(1)	$(0.23)						$0.31
(1)Basic and diluted (loss) earnings per share are calculated based on 29,335,126 weighted average shares outstanding for the three months ended March 31, 2026, and 28,147,948 and 29,440,704 weighted average shares outstanding for the three months ended March 31, 2025, respectively.
(2)Other represents interest expense, net, income tax expense and non-core lease costs for all periods presented. For the three months ended March 31, 2026, Other also includes costs related to legal reserves and impairment of goodwill and intangible assets associated with the Fabric Genomics acquisition. For the three months ended March 31, 2025, Other includes transaction costs incurred in connection with the acquisition of Fabric Genomics.

GeneDx Holdings Corp.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	March 31, 2026 (Unaudited)	December 31, 2025
Assets:
Current assets:
Cash and cash equivalents	$93,924	$104,997
Marketable securities	76,761	66,285
Accounts receivable	76,929	74,370
Inventory, net	12,241	13,951
Prepaid expenses and other current assets	10,774	8,685
Total current assets	270,629	268,288
Operating lease right-of-use assets	34,653	23,412
Property and equipment, net	50,125	45,693
Goodwill	1,641	13,520
Intangible assets, net	144,969	168,481
Other assets(1)	4,284	4,316
Total assets	$506,301	$523,710
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and accrued expenses	$46,562	$57,645
Short-term lease liabilities	5,129	4,404
Other current liabilities	35,948	46,859
Total current liabilities	87,639	108,908
Long-term debt, net of current portion	96,732	48,176
Long-term lease liabilities	66,331	56,046
Other liabilities	71	1,641
Deferred taxes	1,404	757
Total liabilities	252,177	215,528
Stockholders’ Equity:
Preferred stock	—	—
Class A common stock	3	3
Additional paid-in capital	1,690,249	1,680,738
Accumulated deficit	(1,436,811)	(1,373,495)
Accumulated other comprehensive income	683	936
Total stockholders’ equity	254,124	308,182
Total liabilities and stockholders’ equity	$506,301	$523,710
(1)Other assets includes $1.0 million of restricted cash as of both March 31, 2026 and December 31, 2025.

GeneDx Holdings Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended March 31,
	2026	2025
Revenue
Diagnostic test revenue	$101,299	$85,759
Other revenue	955	1,356
Total revenue	102,254	87,115
Cost of services	34,043	28,639
Gross profit	68,211	58,476
Research and development	19,804	12,577
Selling, general and administrative	74,591	50,450
Impairment loss	31,287	—
Loss from operations	(57,471)	(4,551)

Non-operating (expenses) income, net
Change in fair value of financial liabilities	2,540	(1,100)
Interest expense, net	(717)	(640)
Loss on extinguishment of debt	(6,565)	—
Other (expense) income, net	(206)	209
Total non-operating expense, net	(4,948)	(1,531)
Loss before income taxes	(62,419)	(6,082)
Income tax expense	(897)	(447)
Net loss	$(63,316)	$(6,529)

Weighted-average shares outstanding of Class A common stock	29,335,126	28,147,948
Basic and diluted loss per share, Class A common stock	$(2.16)	$(0.23)

GeneDx Holdings Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three months ended March 31,
	2026	2025
Operating activities
Net loss	$(63,316)	$(6,529)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	6,809	5,678
Stock-based compensation expense	8,996	3,983
Change in fair value of financial liabilities	(2,540)	1,100
Deferred tax expense	897	447
Change in third party payor reserves	1,022	1,395
Loss on extinguishment of debt	6,565	—
Impairment loss	31,287	—
Other	1,034	757
Change in operating assets and liabilities:
Accounts receivable	(2,558)	(8,557)
Inventory	1,689	(2,032)
Accounts payable and accrued expenses	(13,168)	10,824
Other assets and liabilities	(9,125)	3,116
Net cash (used in) provided by operating activities	(32,408)	10,182
Investing activities
Purchases of marketable securities	(20,177)	(17,209)
Proceeds from sales of marketable securities	875	—
Proceeds from maturities of marketable securities	8,500	13,930
Purchases of property and equipment and development of internal-use software	(6,453)	(6,129)
Net cash used in investing activities	(17,255)	(9,408)
Financing activities
Proceeds from long term debt, net of issuance costs	96,998	13,894
Proceeds from issuance of common stock from subscription agreements	476	—
Exercise of stock options	58	735
Repayment of long-term debt, including prepayment penalty - Perceptive	(54,000)	—
Repayment and principal payments for long-term debt - DECD	(4,447)	(300)
Finance lease principal payments	(495)	(611)
Net cash provided by financing activities	38,590	13,718
Net (decrease) increase in cash, cash equivalents and restricted cash	(11,073)	14,492
Cash, cash equivalents and restricted cash, at beginning of period	105,989	86,202
Cash, cash equivalents and restricted cash, at end of period (1)	$94,916	$100,694

Supplemental disclosures of cash flow information
Cash paid for interest	$1,748	$1,600
Cash paid for taxes	$754	$206
Lease liability from obtaining right-of-use asset	$12,086	$—
Purchases of property and equipment in accounts payable and accrued expenses	$5,915	$2,197
(1)Cash, cash equivalents and restricted cash as of March 31, 2026 excludes marketable securities of $76.8 million.